EXHIBIT 99.1

Bancorp 34, Inc.
500 E. 10th Street
Suite 100
Alamogordo, NM  88310

Contact:  Jan R. Thiry
EVP/Chief Financial Officer
623.777.0570
BCTF@Bank34.com

FOR IMMEDIATE RELEASE – June 30, 2020

JAMES CROTTY TO BE
BANCORP 34, INC. CHIEF EXECUTIVE OFFICER

Alamogordo, NM – June 30, 2020 – Bancorp 34, Inc. (“Bancorp 34”) (NASDAQ: BCTF), the holding company for Bank 34, announced that James Crotty has initially been appointed Co-President and Chief Executive Officer of Bancorp 34 and Bank 34, effective July 20, 2020.  Current President and Chief Executive Officer Jill Gutierrez will remain with Bancorp 34 and Bank 34 as Co-President and Chief Executive Officer for a short period of time to assist with transition matters.

Mr. Crotty is a Director at Keefe, Bruyette & Woods, Inc. (“KBW”), where he has spent the last 16 years of his career.  He has advised community banks on a variety of strategic initiatives, with a primary focus on mergers and acquisitions, debt and equity capital raising (including mutual to stock conversions and initial public offerings), branch and asset purchases and divestitures as well as overall strategic planning initiatives.  Mr. Crotty is a graduate of Miami University in Ohio where he majored in Management Information Systems with a minor in Finance.

Mr. Crotty will work in Bank 34’s Arizona regional headquarters in Scottsdale.

In making the announcement, Randall Rabon, Chairman of Bancorp 34, stated “we welcome Jim Crotty to the team.  Jim’s tremendous experience, both in the banking industry from an investment banking standpoint, and in working with Bank 34 on mergers and acquisitions and other strategic initiatives, make him a terrific fit to lead our institution going forward.  We are confident that Jim is the right person at the right time to continue our growth and enhance stockholder value.”

Mr. Crotty stated, “I am honored and pleased to join Bank 34.  I have been fortunate to work with this board and management team for the better part of the past 10 years and hold the utmost respect for the culture they have created under Jill’s leadership.  The Bank remains strong, secure and well positioned to embrace strategic growth opportunities as we leverage an experienced and talented management team.  I look forward to working with the Board of Directors, Jill Gutierrez and the entire staff at the bank as we strive to continue Bank 34’s tradition of best in class relationship community banking.”

About Bancorp 34
Bancorp 34 is the holding company for Bank 34.  Bank 34 has four full-service community bank branches, one each in Otero and Dona Ana Counties in the cities of Alamogordo and Las Cruces in southern New Mexico and two in Maricopa County, Arizona in the cities of Scottsdale and Peoria.  At March 31, 2020, Bancorp 34 had consolidated assets of $408.4 million and stockholders’ equity of $46.1 million.

Forward-Looking Statements
Certain statements herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of Bancorp 34’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, general economic conditions, changes in interest rates, the effects of any health pandemic, regulatory considerations, competition and the other risks described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.  Forward-looking statements speak only as of the date they are made, and we assume no obligation to update any of these statements in light of new information, future events or otherwise unless required under federal securities laws.